NEWS RELEASE

Tupperware Brands Corporation Delays Filing of 2022 Form 10-K

ORLANDO, Fla., March 16, 2022 ― Tupperware Brands Corporation (NYSE: TUP), a leading global consumer products company, announced it will file today a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission to access an extension within which it will endeavor to file its Form 10-K for the fiscal year ended December 31, 2022. The Company requires additional time to complete its financial close process and the restatement of certain of its previously issued financial statements related to misstatements it believes are predominantly in the accounting for income taxes and leases, as disclosed in a Form 8-K filed by the Company today.

For fiscal years 2020 to 2022, in the aggregate, the Company believes that adjusted income from continuing operations was previously understated, and will likely be restated higher. As of the date of this release, the adjustments identified are primarily non-cash corrections related to income taxes and lease accounting treatment. As the Company continues its work to finalize its financial close process, these preliminary results may change.

The Company expects that misstatements that originated in periods prior to 2020 resulted in the 2020 beginning retained earnings balance being overstated by an approximate $23 to $28 million, subject to the completion of the financial close process.

“While the delayed filing of our Form 10-K is disappointing, we believe it is important to ensure continued improvement in all aspects of our operations, including financial reporting. These are core elements of our complete turnaround of this iconic company,” said Miguel Fernandez, CEO of Tupperware Brands.

Management also announced the existence of material weaknesses in the Company’s internal control over financial reporting as of December 31, 2022, as it did not design and maintain effective controls in response to the risks of material misstatement, which contributed to material weaknesses related to the processes for income taxes and leases.

“We have applied lower materiality thresholds and are reviewing our worldwide accounting for income taxes and leases, and believe that the resulting corrections do not change the Company’s financial outlook for 2023,” said Mariela Matute, CFO of Tupperware Brands. “We continue to work diligently to finalize our year-end financial close process and immediately start remediation of the identified material weaknesses,” she added.

Forward-Looking Statements
Statements contained in this release that are not historical fact and use predictive words such as “estimates”, “approximate”, “expects”, “believe", “anticipate”, “intend”, “project”, “designed”, “target”, “plans”, “may”, “will”, “endeavor”, “are confident”, “should”, “would”, “could” and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the timing of the restatement of the Company’s consolidated financial statements for the Relevant Periods and the Company’s ability to file the 2022 Form 10-K during the extension period. Such forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: whether the Company will identify additional errors in previously issued financial statements and other risks identified in the Company’s most recent filing on Form 10-K and other SEC filings, all of which are available on the Company’s website.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information unless otherwise required by the federal securities laws.

About Tupperware Brands Corporation
Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware® products are an alternative to single-use items. The company distributes its products into nearly 70 countries, primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Investors: Douglas M. Lane, CFA, douglaslane@tupperware.com (321) 503-9640
Media: media@tupperware.com
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